              U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2/A
                           Amendment No. 2

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        COYOTE VENTURES CORP.
          (Exact name of Registrant as specified in its charter)

NEVADA                                                52-2268239
------                                                ----------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)

Scott Houghton
T9 - 1501 Howe Street, Vancouver, BC                  V6Z 2P8
------------------------------------                  -------
(Name and address of principal                        (Zip Code)
executive offices)

Registrant's telephone number, including area code:   (604) 408-7691
                                                      --------------

Approximate date of commencement of proposed
  sale to the public:                                 As soon as practicable
                                                      after the effective
                                                      date of this
                                                      Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                           |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                       |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                    |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                       |__|

                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE     AMOUNT OF
TO BE         AMOUNT TO BE          PRICE PER     OFFERING      REGISTRATION
REGISTERED    REGISTERED            SHARE (1)     PRICE (2)     FEE (2)
-------------------------------------------------------------------------
Common Stock  4,070,000 shares      $0.10         $407,000       $108
-------------------------------------------------------------------------
(1) Based on last sales price on August 31, 2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                      COPIES OF COMMUNICATIONS TO:
                          Michael A. Cane, Esq.
                          2300 W. Sahara Blvd.,
                           Suite 500 - Box 18
                           Las Vegas, NV 89102
                            (702) 312-6255
                      Agent for Service of Process

             SUBJECT TO COMPLETION, Dated June 6, 2001



                           PROSPECTUS


                      COYOTE VENTURES CORP.
                       4,070,000 SHARES
                         COMMON STOCK
                       ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private placements that were exempt from registration under Regulation S of the US securities laws.

Our common stock is presently not traded on any market or securities exchange.



                       ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------



         The Date Of This Prospectus Is: June 6, 2001

                        Table Of Contents

                                                                     PAGE
                                                                     ----
Summary .............................................................   3

Risk Factors ........................................................   4

Use of Proceeds .....................................................   8

Determination of Offering Price .....................................   8

Dilution ............................................................   8

Selling Shareholders ................................................   8

Plan of Distribution ................................................  13

Legal Proceedings ...................................................  15

Directors, Executive Officers, Promoters and Control Persons ........  15

Security Ownership of Certain Beneficial Owners and Management ......  16

Description of Securities ...........................................  17

Interests of Named Experts and Counsel ..............................  19

Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities ........................................  19

Organization Within Last Five Years .................................  19

Description of Business .............................................  19

Plan of Operation ...................................................  25

Description of Property .............................................  27

Certain Relationships and Related Transactions ......................  28

Market for Common Equity and Related Stockholder Matters ............  28

Executive Compensation ..............................................  30

Index to Financial Statements .......................................  31

Changes in and Disagreements with Accountants Disclosure ............  31

Available Information ...............................................  31

Financial Statements ................................................ F-1

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            Summary

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Coyote Ventures Corp.

We are in the business of mineral exploration. We have acquired an option to acquire a 100% interest in a mineral claim located in the Slocan Mining Division in the Province of British Columbia, Canada. Our objective is to conduct mineral exploration activities on the mineral claim in order to assess whether it possesses commercially exploitable reserves of silver, gold, lead or zinc. Our plan is to carry out an exploration program on the mineral claim in order to make an assessment of the commercial potential of these mineral claims.

Coyote Ventures Corp. is a Nevada corporation incorporated on May 26, 2000. Our principal offices are located at T9 - 1501 Howe Street, Vancouver, BC V6Z 2P8. Our telephone number is (604) 608-3151.

The Offering

Securities Being Offered      Up to 4,070,000 shares of common stock.

Offering Price                We will not determine the offering price.
                              The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering         The selling shareholders will determine
                              when and how they will sell the common stock offered in this prospectus.

Termination of the Offering   The offering will conclude when all of
                              the 4,070,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued              There are 11,575,000 shares of our common
                              stock issued and outstanding as of the date
                              of this prospectus.   Existing shareholders
                              will sell all of the shares or our common stock to be sold under this prospectus.

Use of Proceeds               We will not receive any proceeds from the
                              sale of the common stock by the selling
                              shareholders.

                           Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

       Risks Related To Our Financial Condition And Business Model

If we do not obtain additional financing, our business will fail

Our current operating funds are less than necessary to complete the development and exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of February 28, 2001, we had cash in the amount of $7,538. Our business plan calls for significant expenses in connection with the development and exploration of our optioned mineral claims. We will require additional financing in order to complete these activities in the event we proceed to phase 2 of our business plan or initial expenses are greater than anticipated. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration and development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for gold, silver, lead or zinc, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Because we have only recently commenced business operations, we face a high risk of business failure

We have not even begun the initial stages of exploration of our optioned mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. As noted in our financial statements that are included with this prospectus, we are an exploration stage company. The conditions of our business, as indicated in the audit report, raise substantial doubt as to our continuance as a going concern. We were incorporated in May 2000 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and development, and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future

We have never earned revenues and we have never been profitable. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration and development of our optioned mineral claims, we will not be able to achieve profitability or continue operations.

Because of the speculative nature of exploration of mineral properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of gold, silver, lead or zinc. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we discover commercial reserves of precious metals on our optioned mineral properties, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production

The optioned mineral properties do not contain any known bodies of
ore.   If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to do so.

               Risks Related To Our Market And Strategy

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will be largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly specialized businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we do not obtain clear title to the mineral properties, our business may fail

While we have obtained geological reports with respect to the optioned mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our optioned mineral properties have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

Because market factors in the mineral exploration business are largely out of our control, we may not be able to market any ore that may be found

The mineral exploration industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

               Risks Related To Legal Uncertainty

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected

To date, there are several governmental regulations that have materially restricted the use and development of ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mineral exploration that has not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

Because our directors and officers, own 64.8% of our outstanding common stock, they will control and make corporate decisions, which decisions may differ from those that would have been made by other stockholders

Our directors and officers own approximately 64.8% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these directors and officers may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our officers have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations causing our business to fail

Mr. Houghton, our director and president, Mr. Manker, our director and vice president, and Mr. Galat, our director and secretary/treasurer are presently required to spend only 5-15% of their business time on business management services for our company. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

Because management has only limited experience in mineral exploration, the business has a higher risk of failure

Our management, while experienced in business operations, has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and development of our optioned mineral property.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If a market for our common stock develops, our stock price may be volatile.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mineral exploration industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

                  Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.


                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                 Determination Of Offering Price

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                           Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                     Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,070,000 shares of common stock offered. The shares include the following:

(A) 4,000,000 shares of our common stock that the selling shareholders acquired from us in an offering completed on July 25, 2000 that was exempt from registration under Regulation S of the Securities Act of 1933; and

(B) 70,000 shares of our common stock that the selling shareholders acquired from us in an offering completed on August 31, 2000 that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of June 6, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(A)  the number of shares owned by each prior to this offering;

(B)  the total number of shares that are to be offered for each;

(C) the total number of shares that will be owned by each upon completion of the offering;

(D)  the percentage owned by each upon completion of the offering; and

(E) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and have assumed that all shares offered are sold. We have based the percentage owned by each on 11,575,000 shares of common stock outstanding on June 6, 2001.

                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Dale White             425,000        425,000        None        None
RR1, S14, C19
Maderia, BC,
Canada, V2V 5M2

Shawn MacPherson       425,000        425,000        None        None
24 - 9267 Shook Road
Hatzik, BC,
Canada, V2V 5M2

Barbara MacPherson     485,000        485,000        None        None
RR1, S8, C8
Nakusp, BC,
Canada, V0G 1R0


George Bryan-Orr       495,000        495,000        None        None
#1 White Hart Court
North Parade
Norsham, England

Rod Morreau            450,000        450,000        None        None
106 - 25 Richmond
Street
New Westminster, BC,
Canada, V3L 5P9


Ted Olynyk             470,000        470,000        None        None
1 - 910 West 71st
Street
Vancouver, BC,
Canada, V6P 3A4

Jules McNeill          395,000        395,000        None        None
4480 Irmin Street
Burnaby, BC,
Canada, V5J 1X7

Massimo Piscopo        455,000        455,000        None        None
508 - 1177 Hornby
Street
Vancouver, BC
Canada, V6Z 2E9

-Table continued-
                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Tim Plommer            400,000        400,000        None        None
1105 - 1238 Seymour
Street
Vancouver, BC,
Canada, V6B 6J3

Peter Deacey             5,000          5,000        None        None
50 Vicking Place
Dollard Des Armaux
PQ, Canada, H9G 2P1

L.A. Hammett             5,000          5,000        None        None
Box 42256 South Oak PO
Vancouver, BC,
Canada, V6P 6T2

Dimitrios Kerasiotis     5,000          5,000        None        None
3205 W. Broadway
Vancouver, BC,
Canada, V6K 2h5

Nick Kerasiotis          5,000          5,000        None        None
2427 McMullen Avenue
Vancouver, BC,
Canada, V6B 3E1

R. Keith McLennan        5,000          5,000        None        None
8045 Lorenzen Lane
Lantzville, BC,
Canada V0R 2H0

Kenneth Waters           5,000          5,000        None        None
Suite 416, 8th Street
East
Saskatoon, SK,
Canada, S7H 0P7

Terence Waters           5,000          5,000        None        None
2118, 102nd Crescent
North Battleford,
SK,
Canada, S9A 1J5

-Table continued-

                                      Total          Total
                                      Number Of      Shares
                                      Shares To      To Be       Percent
                                      Be Offered     Owned Upon  Owned Upon
                       Shares Owned   For Selling    Completion  Completion
Name and Address Of    Prior To This  Shareholders   Of This     Of This
Selling Stockholder    Offering       Account        Offering    Offering
----------------------------------------------------------------------------
Shane Epp              5,000          5,000          None        None
1203 - 283 Davie
Street
Vancouver, BC,
Canada, V6B 5TA6

Kerry Ryan             5,000          5,000          None        None
7676 Morrison
Crescent
Langley, BC,
Canada, V2Y 2E7

John Chow              5,000          5,000          None        None
2136 East Pender
Street
Vancovuer, BC,
Canada, V5L 1X2

Artin Deyrmenjian      5,000          5,000          None        None
#318 - 470 Granville
Street
Vancouver, BC,
Canada, V6C 1V5

David K. Ryan          5,000          5,000          None        None
19838 43rd Avenue
Langley, BC,
Canada, V3A 6R4

Philip Yee             5,000          5,000          None        None
8882 - 133A Street
Surrey, BC,
Canada, V3V 7 W4

Ignatios Paschalidis   5,000          5,000          None        None
2455 Waterloo Street
Vancouver, BC,
Canada, V6J 2H3

To our knowledge, none of the selling shareholders:

(1) has had a material relationship with Coyote other than as a shareholder as noted above at any time within the past three years; or

(2)  has ever been an officer or director of Coyote.

The following selling shareholders are related to the directors or officers as follows:

1.  Kenneth Waters is the brother-in-law of Scott Houghton.
2.  Terence Waters is the father-in-law of Scott Houghton.

In addition, John MacPherson, the optionor under the option agreement, is the brother-in-law of Barbara MacPherson and the uncle of Shawn MacPherson.


                      Plan Of Distribution

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;
(2)  in privately negotiated transactions;
(3)  through the writing of options on the common stock;
(4)  in short sales; or
(5)  in any combination of these methods of distribution.

The sales price to the public may be:

(1)  the market price prevailing at the time of sale;
(2)  a price related to such prevailing market price; or
(3) such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.
These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks;
and (f) contains such other information and is in such form
(including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.


                        Legal Proceedings

We are not currently a party to any legal proceedings.


       Directors, Executive Officers, Promoters And Control Persons

Our executive officer and directors and their respective ages as of June 6, 2001 is as follows:

Directors:

Name of Director                     Age
----------------------              -----
Scott Houghton                       32

John Manker                          32

Joseph Galat                         32

Executive Officers:

Name of Officer                      Age      Office
--------------------                -----     -------
Scott Houghton                       32       President

John Manker                          32       Vice-President

Joseph Galat                         32       Secretary and Treasurer

Set forth below is a brief description of the background and business experience of Mr. Houghton, Mr. Manker and Mr. Galat for the past five years.

Mr. Scott Houghton is our president and is one of our directors. Mr. Houghton was appointed as a director and as president on May 26,
2000.   Mr. Houghton holds a Mechanical Engineering degree from the
University of New Brunswick. From December 1997 to May 2000, Mr. Houghton was the president and a director of Universal Domains Incorporated (formerly Four Crown Foods Inc.) a wholesale distributor of seafood products and public company that trades on the OTC
Bulletin Board. From March 1995 to September 1997, Mr. Houghton worked as the vice president of corporate relations for A.A.N. Holdings, Ltd, a corporate management company. Besides his work with Coyote since May of 2000, Mr. Houghton has been working as an unpaid campaign coordinator for the Liberal Party in Canada and managing his personal investment portfolio. Mr. Houghton provides his services to us on a part-time basis. Mr. Houghton presently devotes approximately 15% of his time to our business.

Mr. John Manker is our vice-president and is one of our directors. Mr. Manker was appointed as a director and vice-president on May 27, 2000. From September 2000 to the present time, Mr. Manker has been employed as an telecommunications technician at Lucent Technologies. A telecommunications technician acts as a systems integrator, working with software, hardware and data lines used in telecommunications. From February 2000 to September 2000, Mr. Manker was a telecommunications technician for Teksystems Inc. From September 1997 to December 1999, Mr. Marker was a student at University of Western Washington, receiving his degree in economics and telecommunications. From December 1995 to August 1997, Mr. Manker was a project mine manager with Arimex International Mining Corp. Mr. Manker provides his services to us on a part-time basis. Mr. Manker presently devotes approximately 5% of his time to our business.

Joseph Galat is our secretary, treasurer, and one of our directors. Mr. Galat was appointed as a director and officer on August 21, 2000. Mr. Galat has worked as a teacher of Science, Computer Science, History and Physical Education at St. Thomas Aquinas High School in North Vancouver, BC since September 1996 to present. Mr. Galat is
also the head of the school's computer science department.   Mr.
Galat holds Bachelor of Arts (Geography) and Bachelor of Education degrees from the University of British Columbia. Mr. Galat provides his services to us on a part-time basis. Mr. Galat presently devotes approximately 5% of his time to our business.


Term of Office
Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


       Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of June 6, 2001, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 11,575,000 shares of common stock issued and outstanding on June 6, 2001.

                      Name and address      Number of Shares   Percentage of
Title of class        of beneficial owner   of Common Stock    Common Stock
--------------        -------------------   ----------------   --------------

Common Stock          Scott Houghton               2,500,000           21.6%
                      202-1201 West Pender
                      Street, Vancouver, BC,
                      Canada, V6E 2V2
                      Director and President

Common Stock          John Manker                  2,500,000           21.6%
                      1205-1238 Melville
                      Street, Vancouver, BC,
                      Canada, V6E 4N2
                      Director and Vice-President

Common Stock          Joseph Galat                 2,505,000           21.6%
                      3475 Windermere Street
                      Vancouver, BC, Canada, V5M 3R6
                      Director, Secretary and Treasurer

Common Stock          Directors and Officers       7,505,000           64.8%
                      (3 Persons)


                     Description Of Securities
General

The securities being offered are the shares of our common stock, par value $0.001 per share. Under our articles of incorporation, the total number of shares of all classes of stock that we are authorized to issue is 100,000,000 shares of common stock, par value $0.001 per
share.   As of June 6, 2001, a total of 11,575,000 shares of common stock were issued and outstanding. All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our articles of incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in this state directly or through an affiliated corporation.

              Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan and Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


     Disclosure Of Commission Position Of Indemnification For Securities
                         Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


             Organization Within Last Five Years

We are a Nevada corporation incorporated on May 26, 2000.
Our principal executive offices are located at T9 - 1501 Howe Street, Vancouver, BC, Canada. Our telephone number is (604) 408-7691.

                  Description Of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have acquired the option to earn a 100% interest in the mineral claim described below under the heading Option Agreement. The mineral claim is in the Slocan Mining Division of the Province of British Columbia in the country of Canada and is referred to by us as the Flint mineral claim. Our business plan is to carry out exploration work on the Flint mineral claim in order to ascertain whether it possesses commercially developable quantities of gold, silver, lead or zinc. We can provide no assurance that a commercially viable mineral deposit, or reserve, exists in Flint mineral claim until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility.

Option Agreement

We have entered into an option agreement dated July 15, 2000 with John D. MacPherson. Under the option agreement, we are granted the exclusive right and option to acquire a 100% interest in certain mineral claims in the Slocan Mining Division of the Province of British Columbia for a total consideration of $565,000 US plus the payment of exploration expenditures on the Flint mineral claim totaling $112,000 US. This option agreement was amended by mutual agreement of the parties on March 22, 2001.

We made a cash payment of $5,000 to John D. MacPherson under the option agreement upon execution of the option agreement. In order to exercise the Option we must pay an additional $560,000 US as follows:

(1)  an additional $10,000 US on or before June 30, 2001;

(2)  an additional $50,000 US on or before June 30, 2002; and

(3)  an additional $500,000 US on or before December 31, 2002.

In addition, we must incur expenditures in the exploration of the Flint mineral claim in the following amounts by the following dates in order to exercise the option:

(1)  $2,000 US by December 31, 2000;

(2)  an additional $10,000 US by September 30, 2001; and

(3)  an additional $100,000 US by December 31, 2002.

If we incur any exploration expenditures in excess of the requirement in any period the excess may be carried forward and applied to expenditures required in succeeding periods.
In addition, during the option period, we have the obligation to:

(a)  maintain the mineral claims in good standing;

(b)  permit MacPherson access to the property;

(c) do all work on the property in a good and workmanlike fashion and in accordance with all applicable laws;

(d) indemnify MacPherson from any and all costs, claims, liabilities and expenses arising out of our activities on the property;

(e) permit MacPherson, at his own expense, reasonable access to the results of the work done on the property;

(f) deliver to MacPherson copies of all reports, maps, assay results and other technical data compiled by us or prepared at our direction.

Under the option agreement, we have the right to terminate the agreement at any time for any reason.

Location and Access of the Flint Mineral Claim

The mineral claim comprising the Flint Claim consists of a mineral claim covering approximately 556 acres located in the Slocan Mining Division in the Province of British Columbia, Canada. The claim is comprised of the mineral claim number 257117.

The property is located in the Slocan Mining Division of Southwest British Columbia on the slopes of Mount Carlyle approximately seven
(7) miles west of the town of Kaslo, British Columbia and is accessible by vehicle from Kaslo via the Kaslo-New Denver paved highway about 4 miles west of Kaslo, thence by the Keen Creek road, westerly for about 4.5 miles, then by 4-wheel drive road up the valley of Carlyle Creek to the old workings of the Martin and Flint veins.

Prior Exploration of the Flint Mineral Claim

Mineralization has been known in the Mount Carlyle area since the late 1890's. The Flint vein was staked in 1898 and the Martin prospect was located in 1902.

Several individuals operated the Flint mineral claim discontinuously between 1905 and 1953. It has been reported that these exploration efforts removed bulk samples that contained a total of 339 tons of ore, consisting of 11,450 ounces of Silver, 149,279 pounds of Lead and 11,672 pounds of Zinc.

The Martin Mines situated in the southeast corner of the Flint mineral claims, operated between 1915 and 1924 and produced 59 tons containing 3268 ounces of Silver, 62,582 pounds Lead and 4368 pounds Zinc.

Moderate amounts of work including road building and some mining were carried out in recent years. However, it appears that little or no development has been done and no shipments have been made from the property.

From April to September 1979, Keen Creek Developments Ltd. removed about 1600 tons of ore from the Last Chance claim located some 2000 feet south east of the Flint claim.

In the Last Chance Group Report authored by Mike Lynn, Geologist, in June of 1987, a diamond drill hole in 1987 is reported to have intersected argillites, limestone and granodiorite porphyry and a 4 to 5 foot section containing sulphides. The finding of these rock formations indicates that there is a potential for locating silver, lead and zinc in the immediate area of the property. Apparently, no assays were taken.

We know of no other work that was carried out on the site.

Geological Report and Recommended Work Program

We have obtained a geological property evaluation report on the Flint mineral claim. The property report was prepared by Mr. William G. Timmins, P.Eng, and is dated June 2000. Mr. Timmins was hired by us to prepare the report. The geological report summarizes the geology and the prior exploration of the mineral claims, gives conclusions as to the results of the prior exploration and makes a recommendation to conduct further geological exploration on the Flint mineral claim. Mr. Timmins took the data in this report from historical reports and maps involving the mineral claim, as well as a visit to the Flint property in November 2000.

Mr. Timmins has had no prior relationship with us or any of our officers or directors.

Generally, we hold a claim consisting of nine units, located at Carlyle Creek in the Slocan Mining Division of Southern British Columbia, Canada. The property hosts mineralized vein structures with significant silver, lead and zinc values from numerous old workings.

The geological report recommends a three-phased exploration program, each phase subject to results of the preceding phase. This program was based on the finding of silver, lead and zinc mineralization, the small-scale production that took place in the early 1900's on the claim and the fact that additional vein structures occur in proximity to each other. The program consists of reconnaissance of the property to determine location and condition of underground workings, check geological samples, compile data, perform surface and underground mapping, and do sampling and prospecting followed by diamond drilling. This will provide a better understanding of the potential for commercialization of the claim.

The following outlines the phases and estimated costs of this recommended work program:

Phase I
-------
Reconnaissance including location and condition
of workings and check sampling                              $ 5,000
                                                            -------
Phase II
--------
1.  Data compilation and preparation of composite map       $ 5,000
2.  Surface geological mapping, prospecting, sampling       $15,000
3.  Underground geological mapping and sampling             $10,000
4.  Transportation, truck, rental, gas, supplies            $ 4,000
5.  Accommodation, meals, etc.                              $ 5,000
6.  Engineering, supervision, reports				$ 6,000
                                                            -------
                       Contingency                          $ 5,000
                                                            -------
                       TOTAL PHASE II                       $50,000
                                                            -------

Phase III
---------
Phase III work is dependent upon results of Phase II, but would likely consist of diamond drilling.

Preliminary Allowance, 3000 feet at  $25/ft           $ 75,000
                                                      --------
                                  TOTAL PHASE III     $ 75,000
                                                      --------
Total (est.) Cost all phases                          $130,000
                                                      --------

The report also advises that additional work could be designed following the above phases.

Following phase III, we will need further and more extensive drilling before we will be able to determine if commercially viable reserves exist on the Flint mineral claim.

Phase I Work Conducted

We have completed phase one of the exploration program recommended by the geological report and currently intend to proceed with phase 2 after the snow has melted from the area and the weather permits.
This phase included a visit to the Flint site between the dates of November 14 and November 20, 2000 in which our geologist examined the location and condition of workings and checked samplings, recommending that we proceed with phase two of the exploration program. Because of the weather conditions at this time of year, our geologist was not able to do an extensive sampling of vein structures, however, a few samples were taken. The samples confirm high zinc values and the presence of silver and lead, although, the silver and lead were lower than expected by the geologist. The geologist noted in his letter report to us, however, that this might be a result of the sites chosen.

The geologist further noted in his letter report that while mineralization tended to be erratic on the property, the vein structures appear extensive and are known to contain zones of significant mineralization. Based on this, he recommended that we proceed to phase 2 of the exploration program.

Administration

We have entered into a management agreement dated December 1, 1999 with Scott Houghton, a director and our president. Under the management agreement, Mr. Houghton is to provide office administration services to us for a fee of $1,000 US per month for a one-year term commencing October 1, 2000 and ending on September 30, 2001.


Compliance with Government Regulation

We will commence business in British Columbia when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the British Columbia Company Act prior to conducting business in British Columbia. The anticipated cost of the extra-provincial registration is approximately $500.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of British Columbia. We will be required to obtain work permits from the British Columbia Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consultant geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. We may be subject to an environmental review process under the British Columbia Environmental Assessment Act if we decide to proceed with a producing mine. An environmental review process would be required if we planned to construct a producing mine facility with production capacity of 75,000 tonnes (82,500 tons) of mineral ore per year. If we planned to proceed with a producing mine, we would be required to apply under the Environmental Assessment Act for a determination as to whether an environmental review was required. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended exploration program on our mineral claims. However, if we were to later become subject to an Environmental Assessment review, we would be required to pay fees and would incur additional expenses in amounts that cannot be determined at this time. These fees and expenses may be substantial. We would also be subject to delays in pursuing our business plan due to the government review.

Employees

We have no employees, other than its officers, as of the date of this prospectus.

Our officers are Mr. Scott Houghton who is our president, Mr. John Manker who is our vice-president and Mr. Joseph Galat who is our secretary and treasurer. Mr. Houghton is also one of our directors.
 Mr. Houghton provides his services on a part-time basis as required for our business pursuant to a Management Services Agreement. Mr. Houghton presently commits approximately 15% of his business time to our business. We presently pay Mr. Houghton a management fee for his management services in the amount of $1,000 per month pursuant to the management agreement.

We do not pay any compensation to our other officers and directors solely for serving as a directors on our board of directors.

We conduct our business largely through agreements with consultants and arms-length third parties.

Insurance

We do not carry any insurance coverage for our business operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

                     Plan Of Operation

Our business plan is to proceed with the exploration of the Flint mineral claim to determine if it contains commercially exploitable reserves of silver, gold, lead or zinc. We have completed phase one of the exploration program recommended by the geological report and currently intend to proceed with phase 2 after the snow has melted and weather permits. This phase included a visit to the Flint site between the dates of November 14 and November 20, 2000 in which our geologist examined the location and condition of workings and checked samplings, recommending that we proceed with phase two of the exploration program. We have agreed to proceed with our geologist to phase two, however, this process is delayed until July due to snow conditions surrounding the property.

Over the next twelve months, we anticipate proceeding with phase two of the recommended geological work program. This work program is expected to cost approximately $50,000 and to take most of the next year. We had approximately $7,538 in cash reserves as of February
28, 2001.   Accordingly, we anticipate that within the next few
months we will require additional financing in order to pursue phase two of our plan of operations when the snow has melted and meet the exploration expenditure requirements under the option agreement for the period through September 30, 2001.

Mr. Houghton, our president, has agreed to loan us up to $25,000, if necessary, at a rate of 10% interest, in order to maintain the mineral option agreement through the payment due on June 30, 2002.

We believe that our cash reserves are also insufficient to meet our obligations for the next twelve month period to Mr. Houghton under his management agreement and to pay for the legal and accounting expense of complying with our obligations as a reporting issuer under the Securities Exchange Act of 1934. These expenses will be in addition to the cost of completing phase two of the exploration program.

We anticipate that additional funding will be in the form of equity financing from the private offering and sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of the exploration program. We believe that debt financing will not be an alternative for funding phase two of the exploration program. We do not have any arrangements in place for any future equity financing.

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of commercial mineral reserves in phase two, we anticipate proceeding to phase three. If we decide to proceed to phase three, we will require additional funding. The anticipated cost of the phase three exploration program is $75,000, which is in excess of our projected cash reserves remaining upon completion of phase two of the exploration program. We anticipate that additional funding will be in the form of a private offering and sale of our common stock. We currently do not have a specific plan for any such offering, but management believes that should the results of phase two support further exploration, we would most likely proceed to plan and offer our common stock for sale under a small private offering exemption such as Rule 504 of Regulation D of the Securities Act. Should this offering be made, it would most likely occur after the first of the new year 2002. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

If we do not make the required exploration expenditures of $10,000 by September 30, 2001 or $112,000 in aggregate by December 31, 2002, or the option payments of $10,000 by June 30, 2001 or $60,000 in aggregate by June 30, 2002, then our option in will terminate and we will lose all our rights and interest in the Flint mineral claim. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Flint mineral claim. We may also pursue acquiring interests in alternate mineral properties in the future.

In summary, we anticipate the following milestones will need to be met in order for us to reach the point where we are generating first revenues:

1. We will need to make a payment of $10,000 on or before June 30, 2001 to satisfy our obligation under the option agreement to Mr.
MacPherson.

2. We will need to follow through with phase two by having our geologist, Mr. Timmins, conduct further data compilation, prepare a composite map, and do surface geological mapping, prospecting, sampling, and underground geological mapping and sampling. This is expected to cost a total of $50,000 and to begin in July of 2001. Completion of this process will be subject to our obtaining the financing necessary to cover these costs. Part of this cost may be paid through a loan from our President Mr. Houghton, but the remainder will require other financing. If we made an offering of our common stock to obtain this financing, we would most likely seek sufficient financing to cover our expected costs through phase three as well.

3. We must satisfy our requirement to expend an additional $10,000 under the option agreement by September 30, 2001. We expect to accomplish this by proceeding to phase two using a loan from Mr.
Houghton.

4. We will then need to make a payment of $50,000 on or before June 30, 2002 to satisfy our obligation under the option agreement to Mr. MacPherson. This will require additional financing which will need to be obtained.

5. Assuming the results of phase two justify further exploration, we will need to proceed to phase three which is expected to cost approximately $75,000. This is most likely to occur, if warranted, in 2002 after the snow clears in July or August. Completion of this process will be subject to obtaining the financing necessary to cover the costs.

6. We must satisfy our requirement to expend an additional $100,000 under the option agreement and pay to Mr. MacPherson $500,000 by December 31, 2002. We expect to accomplish the expenditure requirement by completing phase three exploration. The payment to Mr. MacPherson will require additional financing which will need to be obtained.

7. Following phase three, we will need further and more extensive drilling before we will be able to determine if commercially viable reserves exist on the Flint mineral claim. Should this additional drilling show commercially viable reserves, we would need to seek further financing to begin mining operations to extract any minerals found and then sell them commercially to obtain our first revenues. Management does not anticipate this occurring anytime before the year 2003.

                    Description Of Property

We have an option to acquire a 100% interest in the Flint mineral claim, as described in the section above entitled Description of Business. We do not own or lease any property other than our option to acquire an interest in the Flint mineral claim. The government of British Columbia owns the title to the land and underlying minerals involved in our mineral claim. The claim obtained by Mr. MacPherson and optioned to us was therefore granted to Mr. MacPherson by the government.

Mr. MacPherson's interest is in the form of a Profit or right to explore and remove minerals from the property. The mineral claim gives the holder the right to explore for a period of one year and then from year to year thereafter, so long as the holder completes and files minimal assessment work on the property and pays a small filing fee.

The property is accessible from the Kaslo-New Denver paved highway about 4 miles west of Kaslo. From this road you proceed westerly for about four and a half miles along Keen Creek road and then go by a four-wheel drive road up the valley of Carlyle Creek to the old workings of the Martin and Flint veins.

Should the project get to the production stage, we anticipate that the operation would occur underground and not in an open pit. At present, some of the old underground workings are caved in; however, certain adits may be re-entered, mapped and sampled in detail at a later time.

There is no plant or equipment presently on site. Power required for any exploration or development of the property would be supplied by means of a portable diesel generator if and when necessary.


          Certain Relationships And Related Transactions

Other than set forth in this section below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*  Any of our directors or officers;
*  Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*  Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

We have entered into a management agreement with Mr. Scott Houghton, our president and a director, whereby Mr. Houghton provides management services to us in consideration for the payment of a management fee of $1,000 per month. Mr. Scott Houghton was also our promoter. Mr. Houghton purchased 2,500,000 shares of common stock from us at $0.001 per share.

          Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we have 26 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 7,500,000 shares of our common stock will be available for resale to the public after May 30, 2001 in accordance with the volume
and trading limitations of Rule 144 of the Act.   In general, under
Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding, which equals approximately 115,750 shares in our company as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, officers and directors of our company hold all 7,500,000 shares that may be sold pursuant to Rule 144 after May 30, 2001.

                   Executive Compensation

Summary Compensation Table

The table below summarizes the compensation earned for services rendered for the fiscal period ended August 31, 2000 by all our officers and directors.


                   Annual Compensation    Long Term Compensation
                   -------------------    ----------------------
                                    Other Restricted                  All
                                   Annual Stock      Options/* LTIP   Other
Name  Title     Year  Salary Bonus Compen- Awarded   SARs (#) pay-    Compen-
                                   sation                     outs($) sation
----  --------- ----  ------ ----- ------ ---------- -------  ------- -------
Scott President 2000  $1,000   0      0        0         0        0      0
Houghton    and
       Director

John
Manker    Vice- 2000  $    0   0      0        0         0        0      0
      President
            and
       Director

Joseph
Galat Secretary,2000  $    0   0      0        0         0        0      0
      Treasurer
            and
       Director

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended August 31, 2000. We have also not granted any stock options to the executive officers since August 31, 2000.

Employment Agreements

We have a management services agreement with Mr. Scott Houghton, our president and a director. Mr. Houghton provides his services to us on a part-time basis. We pay him a fee of $1,000 per month for these services.

We do not have an employment or consultant agreement with Mr. John Manker or Mr. Joseph Galat, our other officers and directors. We did not pay any salary or consulting fees to Mr. John Manker or Mr.
Joseph Galat.

Mr. John Boschert resigned as one of our directors on August 17, 2000. We did not pay any salary or consulting fee to Mr. Boschert and did not have an employment or consultant agreement with him.

Index To Financial Statements

1. Auditors' Report

2. Audited Financial Statements:

  a. Balance Sheet as of August 31, 2000

  b. Statement of Loss and Deficit for the period ending August 31, 2000

  c. Statement of Cash Flows for the period ending August 31, 2000

  d. Statement of Stockholders Equity for the period ending August 31, 2000

  e. Notes to Audited Financial Statements

3. Un-audited Financial Statements

  a. Balance Sheet as of February 28, 2001 and August 31, 2000

  b. Statement of Loss and Deficit for the three month and six month period ending February 28, 2001

  c. Statement of Cash Flows for the three month and six month period ending February 28, 2001

  d. Statement of Stockholders Equity for the period ending February 28,
     2001

  e. Notes to Un-audited Financial Statements


     Changes In And Disagreements With Accountants On Accounting And
                       Financial Disclosure

We have had no changes in or disagreements with our accountants.


                      Available Information

We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus.
This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference.
You may inspect the registration
statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

                        COYOTE VENTURES CORP.
                   (An Exploration Stage Company)

                        FINANCIAL STATEMENTS

                          AUGUST 31, 2000
                      (Stated in U.S. Dollars)

                          AUDITORS' REPORT


To the Directors
Coyote Ventures Corp.

We have audited the balance sheet of Coyote Ventures Corp. (an exploration stage company) as at August 31, 2000 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from the date of organization, May 26, 2000 to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2000 and the results of its operations and cash flows for the period from the date of organization, May 26, 2000 to August 31, 2000 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company incurred a net loss of $12,927 during the period from the date of organization, May 26, 2000 to August 31, 2000, and as at August 31, 2000, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.


Vancouver, B.C.                           /s/ Morgan & Company

October 4, 2000                           Chartered Accountants



   COMMENTS BY AUDITORS ON UNITED STATES - CANADA DIFFERENCE

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present, in accordance with generally accepted accounting principles, conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Although our audit was conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders, dated October 4, 2000, is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the Auditors' Report.


Vancouver, B.C.                           /s/ Morgan & Company

October 4, 2000                           Chartered Accountants

                        COYOTE VENTURES CORP.
                    (An Exploration Stage Company)

                           BALANCE SHEET
                      (Stated in U.S. Dollars)

---------------------------------------------------------------------------
                                                                 AUGUST 31
                                                                    2000
---------------------------------------------------------------------------

ASSETS

Current
   Cash                                                          $   47,122

Mineral Property (Note 3)                                             5,000
                                                                 ----------
                                                                 $   52,122
===========================================================================

LIABILITIES

Current
  Accounts payable                                               $   10,049

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    100,000,000 Common shares, par value
    $0.001 per share

  Issued and outstanding:
    11,575,000 Common shares                                         11,575

Additional paid in capital                                           43,425

Deficit Accumulated During The Exploration Stage                    (12,927)
                                                                 ----------
                                                                     42,073
                                                                 ----------
                                                                 $   52,122
===========================================================================


Approved by the Directors:



__________________________________       __________________________________

                        COYOTE VENTURES CORP.
                   (An Exploration Stage Company)

                    STATEMENT OF LOSS AND DEFICIT
                       (Stated in U.S. Dollars)



---------------------------------------------------------------------------
                                                                  PERIOD
                                                                   FROM
                                                                 DATE OF
                                                               ORGANIZATION
                                                               MAY 26, 2000
                                                               TO AUGUST 31
                                                                   2000
---------------------------------------------------------------------------

Expenses
   Mineral property exploration expenditures                   $      1,365
   Professional fees                                                 10,659
   Stock transfer fees                                                  903
                                                               ------------
Net Loss For The Period                                              12,927
Deficit Accumulated During The Exploration Stage,
   Beginning Of Period                                                  -
                                                               ------------
Deficit Accumulated During The Exploration Stage,
   End Of Period                                               $     12,927
===========================================================================
Net Loss Per Share                                             $      0.001
===========================================================================
Weighted Average Number of Shares Outstanding                     9,481,794
===========================================================================

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                     STATEMENT OF CASH FLOWS
                    (Stated in U.S. Dollars)


---------------------------------------------------------------------------
                                                                  PERIOD
                                                                   FROM
                                                                 DATE OF
                                                               ORGANIZATION
                                                               MAY 26, 2000
                                                               TO AUGUST 31
                                                                   2000
---------------------------------------------------------------------------

Cash Flow From Operating Activity
   Net loss for the period                                     $   (12,927)

Adjustments To Reconcile Net Loss To Net Cash Used
   By Operating Activity
     Accounts payable                                               10,049
                                                               ------------
                                                                    (2,878)
                                                               ------------
Cash Flow From Investing Activity
   Mineral property                                                 (5,000)

Cash Flow From Financing Activity
   Share capital issued                                             55,000
                                                               ------------
Increase In Cash                                                    47,122

Cash, Beginning Of Period                                                -
                                                               ------------
Cash, End Of Period                                            $    47,122
===========================================================================

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                STATEMENT OF STOCKHOLDERS' EQUITY

                        AUGUST 31, 2000
                    (Stated in U.S. Dollars)


                                      Common Stock
                              ----------------------------
                                                Additional
                                                Paid-In
                              Shares    Amount  Capital    Deficit     Total
                              ----------------------------------------------

Shares issued for cash
at $0.001                  7,500,000  $  7,500  $       - $      - $   7,500

Shares issued for
cash at $0.01              4,000,000     4,000     36,000        -    40,000

Shares issued for
cash at $0.10                 75,000        75      7,42 5       -     7,500

Net loss for the
Period                             -         -          -  (12,927)  (12,927)
                          --------------------------------------------------
Balance,
August 31, 2000           11,575,000  $ 11,575  $  43,425 $ (12,927)$ 42,073
                          ==================================================

                       COYOTE VENTURES CORP.
                   (An Exploration Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                          AUGUST 31, 2000
                     (Stated in U.S. Dollars)



1.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A.
on May 26, 2000.

b)    Exploration Stage Activities

The Company is in the process of exploring its mineral property and has not yet determined whether the property contains ore reserves that are economically recoverable.

The Company is in the exploration stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's exploration program and its transition, ultimately to the attainment of profitable operations, is dependent upon obtaining adequate financing to fulfil its exploration activities and achieve a level of sales adequate to support its cost structure.


2.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)    Mineral Property Costs

The Company capitalizes the acquisition costs of mineral properties in which it has a continuing interest to be amortized over the recoverable reserves when a property reaches commercial production. On abandonment of any property, applicable acquisition costs will be written off.
 To date, the Company has not established the commercial feasibility of its mineral property, therefore, all exploration expenditures are being expensed.

                       COYOTE VENTURES CORP.
                   (An Exploration Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                          AUGUST 31, 2000
                     (Stated in U.S. Dollars)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)    Foreign Currency Translation

The Company's functional currency is the U.S. dollar.
Transactions in foreign currency are translated into U.S.
dollars as follows:

i) monetary items at the rate prevailing at the balance sheet date;
ii)   non-monetary items at the historical exchange rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS
109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)    Net Loss Per Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                       COYOTE VENTURES CORP.
                   (An Exploration Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

                          AUGUST 31, 2000
                     (Stated in U.S. Dollars)



3.    MINERAL PROPERTY

The Company has entered into an option agreement dated July 15, 2000 to acquire a 100% interest in a mineral claim block located in the Slocan Mining Division of British Columbia.

In order to earn its interest, the Company must make cash payments and incur exploration expenditures as follows:

Cash payments:
-     $5,000 on execution of the agreement
-     $10,000 by June 30, 2001
-     $50,000 by December 31, 2001
-     $500,000 by December 31, 2002

Exploration expenditures:

-     $2,000 by December 31, 2000
-     A further $10,000 by June 30, 2001
-     A further $100,000 by December 31, 2001


Balance, August 31, 2000                           $  5,000
                                                   ========


4.    CONTINGENCY

Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest the Company must satisfy the terms of the option agreement described in Note 3.


5.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

                     COYOTE VENTURES CORP.
                (An Exploration Stage Company)


                     FINANCIAL STATEMENTS


                      FEBRUARY 28, 2001
                         (Unaudited)
                  (Stated in U.S. Dollars)

                     COYOTE VENTURES CORP.
                (An Exploration Stage Company)

                       BALANCE SHEET
                        (Unaudited)
                 (Stated in U.S. Dollars)

---------------------------------------------------------------------

                                          FEBRUARY 28       AUGUST 31
                                              2001             2000
---------------------------------------------------------------------
                                          (Unaudited)       (Audited)


ASSETS

Current
   Cash                                   $    7,538       $   47,122

Mineral Property (Note 4)                      5,000            5,000
                                          ---------------------------
                                          $   12,538       $   52,122
=====================================================================

LIABILITIES

Current
   Accounts payable                       $    1,000       $   10,049
                                          ---------------------------

SHAREHOLDERS' EQUITY

Share Capital
   Authorized:
      100,000,000 common shares,
      par value $0.001 per share

   Issued and Outstanding:
      11,575,000 common shares                11,575           11,575

Additional paid in capital                    43,425           43,425

Deficit Accumulated During The
  Exploration Stage                          (43,462)         (12,927)
                                          ---------------------------
                                              11,538           42,073
                                          ---------------------------
                                          $   12,538      $    52,122
=====================================================================

Nature Of Operations (Note 2)

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                  STATEMENT OF LOSS AND DEFICIT
                           (Unaudited)
                    (Stated in U.S. Dollars)


-----------------------------------------------------------------------
                                                            PERIOD FROM
                                                                DATE OF
                                    THREE          SIX     ORGANIZATION
                                   MONTHS       MONTHS           MAY 26
                                    ENDED        ENDED          2000 TO
                              FEBRUARY 28  FEBRUARY 28      FEBRUARY 28
                                     2001         2001             2001
-----------------------------------------------------------------------

Expenses
   Mineral property
     exploration expenditures $     1,908   $    3,908     $      5,273
   Professional fees               11,891       26,238           36,897
   Stock transfer fees                 40          443            1,346
   Bank charges                         1            3                3
                              -----------------------------------------
                                   13,840       30,592           43,519

Income
   Interest                           (23)         (57)             (57)
                              -----------------------------------------

Net Loss For The Period            13,817       30,535     $     43,462
                                                           ============
Deficit Accumulated During
   The Exploration Stage,
   Beginning Of Period             29,645       12,927
                              ------------------------

Deficit Accumulated During
   The Exploration Stage,
   End Of Period              $    43,462   $   43,462
======================================================

Net Loss Per Share            $      0.01   $     0.01
======================================================

Weighted Average Number Of
   Shares Outstanding          11,575,000   11,575,000
======================================================

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                     STATEMENT OF CASH FLOWS
                           (Unaudited)
                    (Stated in U.S. Dollars)


-----------------------------------------------------------------------
                                                            PERIOD FROM
                                                                DATE OF
                                    THREE          SIX     ORGANIZATION
                                   MONTHS       MONTHS           MAY 26
                                    ENDED        ENDED          2000 TO
                              FEBRUARY 28  FEBRUARY 28      FEBRUARY 28
                                     2001         2001             2001
-----------------------------------------------------------------------

Cash Flows From Operating
  Activity
   Net loss for the period    $   (13,817)  $  (30,535)     $   (43,462)

Adjustments To Reconcile Net
  Loss To Net Cash Used By
  Operating Activity
   Accounts payable                 1,000       (9,049)           1,000
                              -----------------------------------------
                                  (12,817)     (39,584)         (42,462)
                              -----------------------------------------
Cash Flows From Investing
  Activity
   Mineral property                     -            -           (5,000)
                              -----------------------------------------

Cash Flows From Financing
  Activity
   Share capital issued                 -            -           55,000
                              -----------------------------------------

Increase (Decrease) In Cash       (12,817)     (39,584)           7,538

Cash, Beginning Of Period          20,355       47,122                -
                              -----------------------------------------

Cash, End Of Period           $     7,538   $    7,538      $     7,538
=======================================================================

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                STATEMENT OF STOCKHOLDERS' EQUITY

                        FEBRUARY 28, 2001
                           (Unaudited)
                    (Stated in U.S. Dollars)


                              Common Stock
                   ---------------------------------
                                          Additional
                                             Paid-In
                       Shares    Amount      Capital    Deficit     Total
                   ------------------------------------------------------

Shares issued for
  cash at $0.001    7,500,000   $ 7,500   $        -   $      -  $  7,500

Shares issued for
  cash at $0.01     4,000,000     4,000       36,000          -    40,000

Shares issued for
  cash at $0.10        75,000        75        7,425          -     7,500

Net loss for the
  period                    -         -            -    (12,927)  (12,927)
                   ------------------------------------------------------
Balance,
  August 31, 2000  11,575,000    11,575       43,425    (12,927)   42,073

Net loss for
  the period                -         -            -    (30,535)  (30,535)
                   ------------------------------------------------------
Balance,
  February 28,
  2001             11,575,000  $ 11,575    $  43,425  $ (43,462) $ 11,538
                   ======================================================

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        FEBRUARY 28, 2001
                           (Unaudited)
                    (Stated in U.S. Dollars)


1.    BASIS OF PRESENTATION

The unaudited financial statements as of February 28, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the August 31, 2000 audited financial statements and notes thereto.


2.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A.
on May 26, 2000.

b)    Exploration Stage Activities

The Company is in the process of exploring its mineral property and has not yet determined whether the property contains ore reserves that are economically recoverable.

The recoverability of amounts shown as mineral property and related deferred exploration expenditures is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims and the ability of the Company to obtain profitable production or proceeds from the disposition thereof.


3.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        FEBRUARY 28, 2001
                           (Unaudited)
                    (Stated in U.S. Dollars)


3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

a)    Mineral Property Costs

The Company capitalizes the acquisition costs of mineral properties in which it has a continuing interest to be amortized over the recoverable reserves when a property reaches commercial production. On abandonment of any property, applicable acquisition costs will be written off.
To date, the Company has not established the commercial feasibility of its mineral property, therefore, all exploration expenditures are being expensed.

At least annually, the net deferred cost of each mineral property is compared to management's estimation of the net realizable value, and a write-down is recorded if the net realizable value is less than the cumulative net deferred costs.

b)    Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)    Foreign Currency Translation

The Company's functional currency is the U.S. dollar.
Transactions in foreign currency are translated into U.S.
dollars as follows:

i)    monetary items at the rate prevailing at the balance sheet date;
ii)   non-monetary items at the historical exchange rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS
109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                      COYOTE VENTURES CORP.
                 (An Exploration Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

                        FEBRUARY 28, 2001
                           (Unaudited)
                    (Stated in U.S. Dollars)


3.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)    Net Loss Per Share

The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.


4.    MINERAL PROPERTY

The Company has entered into an option agreement dated July 15, 2000 to acquire a 100% interest in a mineral claim block located in the Slocan Mining Division of British Columbia.

In order to earn its interest, the Company must make cash payments and incur exploration expenditures as follows:

Cash payments:
-     $5,000 on execution of the agreement (paid)
-     $10,000 by June 30, 2001
-     $50,000 by December 31, 2001
-     $500,000 by December 31, 2002

Exploration expenditures:

-     $2,000 by December 31, 2000
-     A further $10,000 by June 30, 2001
-     A further $100,000 by December 31, 2001

Balance, February 28, 2001                                 $   5,000
                                                           =========

5.    CONTINGENCY

      Mineral Property

The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest the Company must satisfy the terms of the option agreement described in Note 4.

                             Part II

          Information Not Required In The Prospectus


Item 24. Indemnification of directors and officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;
(2)  the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other expenses of issuance and distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*        $108
Federal Taxes                                               $ NIL
State Taxes and Fees                                        $ NIL
Transfer Agent Fees                                         $1,000
Accounting fees and expenses                                $5,000
Legal fees and expenses                                     $20,000
Blue Sky fees and expenses                                  $2,000
Miscellaneous                                               $ NIL
                                                           --------
Total                                                       $28,108
                                                           ========
------------------------------------------------------------------------
* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Item 26. Recent sales of unregistered securities

We completed the issuance of 7,500,000 shares of our common stock pursuant to Section 4(2) of the Securities Act of 1933 on May 30, 2000. We received proceeds of $7,500 from the offering. No commissions or fees were paid in connection with the offering. All shares were issued to our officers and directors, at a price of $0.001 per share. The 7,500,000 shares of common stock are restricted shares, as defined in the Securities Act.

We completed a private placement of 4,000,000 shares of our common stock pursuant to Regulation S of the 1933 Act on July 25, 2000. All shares were issued at a price of $0.01 per share. We received proceeds of $40,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.
 We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a private placement of 75,000 shares of our common stock pursuant to Regulation S of the 1933 Act on August 31, 2000. All shares were issued at a price of $0.10 per share. We received proceeds of $7,500 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.


Item 27. Exhibits

EXHIBIT
NUMBER                           DESCRIPTION
------------                     --------------------
3.1                              Articles of Incorporation
3.2                              By-Laws
4.1                              Share Certificate
5.1                              Opinion of Cane & Company, LLC, with
                                 consent to use
10.1                             Option Agreement
10.2                             Management Services Agreement
10.3                             Mineral Claim
10.4                             Amendment to Option Agreement
23.1                             Consent of Morgan & Company
23.2                             Consent of Geologist to use of name
27.1                             Financial Data Schedule


Item 28. Undertakings

The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

  (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

  (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.
(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           Signatures

In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on June 6, 2001.

                         Coyote Ventures Corp.


                           By: /s/ Scott Houghton
                              ---------------------------
                              Scott Houghton, President


                         Power Of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Houghton, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates stated.

SIGNATURE                 CAPACITY IN WHICH SIGNED        DATE

/s/ Scott Houghton        President and Director         June 6, 2001
------------------------
Scott C. Houghton

/s/ John Manker           Vice-President and Director    June 6, 2001
------------------------
John Manker


/s/ Joseph Galat          Secretary, Treasurer and
                          Director                       June 6, 2001
------------------------
Joseph Galat